Exhibit 99.1

CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
Sherrie Gutierrez	Laura Guerrant
Aviza Technology, Inc.	Principal
Corporate Marketing Manager	Guerrant Associates
Phone: +1 (831) 439-6382	Phone: +1 (808) 882-1467
Fax: +1 (831) 439-6223	Fax: +1 (808) 882-1267
sherrie.gutierrez@aviza.com	lguerrant@guerrantir.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY ANNOUNCES NEW AUDITORS

SCOTTS VALLEY, Calif., March 31, 2008—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets, today announced that it has engaged Armanino McKenna LLP as its registered independent accountants to perform Aviza’s annual and customary review of quarterly financial statements beginning March 28, 2008.

Aviza had previously engaged Deloitte & Touche LLP to perform such services since 2003 up to and including its most recent annual report on Form 10-K for the 2007 Fiscal Year (ending September 28, 2007) and the interim quarter ended on December 28, 2007.

There were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure.  Such disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have required them to reflect as such in their reports on the financial statements for such periods.

“Deloitte & Touche has been our independent auditor for the past 4 years, and we have great respect for their management and staff,” said Patrick O’Connor, Aviza’s Executive Vice President and CFO.  “The change in firms comes as part of our cost reduction efforts, which we discussed during our first quarter fiscal 2008 earnings conference call held on January 31, 2008.  We believe that Armanino McKenna will provide us with audit services of the highest quality, in a manner that is efficient and more suitable for our company’s size.”

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Safe Harbor

This press release contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statements include, but are not limited to, the statements made by Patrick O’Connor and all statements containing the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause our actual results to differ materially from those projected in these forward-looking statements.  Some of these factors and other important factors are detailed in our various Securities and Exchange Commission filings, particularly in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, copies of which are available from us without charge.  Please review these filings and do not place undue reliance on these forward-looking statements.  We assume no obligation to update forward-looking statements.

About Aviza Technology, Inc.

Aviza Technology, Inc. designs, manufactures, sells and supports advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets.  The company’s systems are used in a variety of segments of the semiconductor market, such as advanced silicon for memory devices, advanced 3-D packaging and power integrated circuits for communications.  Aviza’s common stock is publicly traded on the NASDAQ Global Market (NASDAQ GM: AVZA).  Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the United Kingdom, Germany, France, Taiwan, China, Japan, Korea, Singapore and Malaysia.  Additional information about the company can be found at http://www.aviza.com.

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